______________, 2011

China Resources Development Inc.
c/o SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Attn: General Counsel

Re:	Initial Public Offering

Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between China Resources Development Inc., a Cayman Islands exempted company (the “Company”), and Lazard Capital Markets LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 5,000,000 of the Company’s units (the “Units”), each comprised of one of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). The Units shall be sold in the Offering pursuant to a registration statement on Form S-1 (“Registration Statement”) and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be quoted and traded on the NASDAQ Stock Market. Certain capitalized terms used herein are defined in paragraph [13][14] hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           The undersigned agrees that if the Company seeks shareholder approval of a proposed Business Combination, then the undersigned shall vote all Ordinary Shares held by the undersigned in favor of such proposed Business Combination.

2.           The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Offering, the undersigned shall take all reasonable steps to cause the Company to distribute to the Public Shareholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest), subject to any provision for creditors required by applicable law.  The undersigned hereby agrees not to take any action to cause or permit the Company to extend such 24-month period.

[Paragraph 3 to be included in Initial Shareholders’ letters only]

3. (a)      The undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to the Initial Shares held by the undersigned. The undersigned hereby further waives, with respect to any Ordinary Shares held by the undersigned, any redemption rights the undersigned may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the undersigned shall be entitled to liquidation rights with respect to any Ordinary Shares (other than the Initial Shares) the undersigned holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Offering).

(b)         To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 750,000 Units (as described in the Prospectus), the undersigned agrees to return to the Company for compulsory repurchase, at an aggregate nominal amount of no more than $0.01, and the Company hereby agrees to repurchase and cancel, a number of Initial Shares held by the undersigned as determined in accordance with that certain Escrow Agreement entered into between the Company and the undersigned filed as an exhibit to the Registration Statement.

[Paragraphs 3(c) and 3(d) to be included only in the letters of persons acquiring insider warrants]

(c)         Until the completion of the Company’s Business Combination (the “Lock-Up Period”), the undersigned shall not, except as permitted by Paragraph 3(d), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any Insider Warrants and the respective Ordinary Shares underlying such Insider Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Warrants and the respective Ordinary Shares underlying the Insider Warrants, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(d)         Notwithstanding the provisions contained in paragraph 3(c) herein, the undersigned may transfer the Insider Warrants owned by the undersigned (i) if the undersigned is an entity, as a distribution to partners, members or stockholders of the undersigned upon the liquidation and dissolution of the undersigned, (ii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) pursuant to a qualified domestic relations order, or (v) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Insider Warrants were originally purchased; provided, however, that in each case, these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in 3(c) herein.

4.           During the period commencing on the date of the preliminary prospectus relating to the Offering and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).  Notwithstanding foregoing, the undersigned may transfer the Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned (i) if the undersigned is an entity, as a distribution to partners, members or stockholders of the undersigned upon the liquidation and dissolution of the undersigned, (ii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, or (iv) pursuant to a qualified domestic relations order; provided, however, that, in each case, these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 4.

[Paragraph 5 to be included in Founder’s letter only]

5. (a)     In the event of the liquidation of the Company, the Founder agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Founder shall apply only to the extent necessary to ensure that such claims by a Target or by a third party for services rendered or products sold to the Company do not reduce the amount of funds in the Trust Account to below $10.05 per Ordinary Share sold in the Offering (the “Offering Shares”) (or approximately $10.02 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between approximately $10.02 and $10.05 per Offering Share that corresponds to the portion of the over-allotment option that is exercised); and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Founder shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Founder shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Founder shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Founder, the Founder notifies the Company in writing that the Founder shall undertake such defense.

(b)         In the event of the liquidation of the Company, the Founder further agrees to advance the Company the funds necessary to complete the Company’s liquidation to the extent that the Company does not have sufficient funds to complete such liquidation outside of the Trust Account. The Founder agrees not to seek repayment of such expenses from the Company or its shareholders.

[Paragraph 6 to be included in officers’ and directors’ letters only]

6. (a)     In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as he or she ceases to be an officer or director of the Company, he or she shall present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary or contractual obligations he or she might have.

(b)         The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraph 6(a) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach, subject to determination by a court in a final judgment.

7.           The undersigned’s biographical information previously furnished to the Company and the Underwriters is true and accurate in all material respects and does not omit any material information with respect to the undersigned’s biography. The undersigned’s questionnaires previously furnished to the Company and the Underwriters are true and accurate in all respects. The undersigned represents and warrants that:

(a)         the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)         the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)         repayment at the closing of this Offering of an aggregate of $_____ in non-interest bearing loans made to the Company by SSC Mandarin Investment Group Limited (“SSCMG”), an entity affiliated with the Founder;

(b)         payment of $10,000 per month to SSCMG, for office space and secretarial and administrative services;

(c)         payment of an advisory fee in an aggregate amount of $600,000 to Global Strategic Partners Limited (“GSPL”), an entity affiliated with John F. Ambruz, a member of the Company’s board of directors, as described in the Prospectus;

(d)         the potential payment of an additional advisory fee to GSPL for assisting the Company with consummating the Company’s initial Business Combination (with respect to which no arrangement has been agreed to as of the date of this Letter Agreement); and

(e)         reimbursement of out-of-pocket expenses incurred by the undersigned in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations.

9.           The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

10.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Initial Shareholders or any officer or director of the Company unless the Company obtains an opinion from an independent investment banking firm, or an independent entity that commonly renders valuation opinions with respect to the type of enterprise with which the Company seeks to consummate a Business Combination, that such Business Combination is fair to the Company from a financial point of view.

13.         The undersigned has full right and power, without violating any agreement to which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement [and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable] [Bracketed language applicable to all signatories except GSPL].

14.         As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder” shall mean Seng Leong Lee; (iii) “Initial Shares” shall mean the 1,437,500 Ordinary Shares of the Company acquired by the Founder for an aggregate purchase price of $25,000, or approximately $0.02 per Ordinary Share, prior to the consummation of the Offering, including any shares subsequently transferred by the Founder to any person or entity prior to the consummation of the Offering (together with the Founder, the “Initial Shareholders”); (iv) “Public Shareholders” shall mean the holders of Ordinary Shares issued in the Offering; (v) “Insider Warrants” shall mean the Warrants to purchase up to 6,000,000 Ordinary Shares of the Company that are acquired by the Company’s officers at a price per Warrant of $0.50 in a private placement that shall close simultaneously with the consummation of the Offering; and (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

15.         This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

16.         No party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of the undersigned’s heirs, personal representatives, if any, successors and assigns.

17.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period, or (ii) the liquidation of the Company.

[Signature page follows]

Sincerely,

By:
Name:

Acknowledged and Agreed:

CHINA RESOURCES DEVELOPMENT INC.

By:
Seng Leong Lee
Chairman and Chief Executive Officer